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                    SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                                FORM S-8

        Registration Statement  Under The Securities Act of 1933
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                               VALCOM, INC.
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            (Exact name of Registrant as specified in charter)
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         DELAWARE                    0-28416                 58-1700840
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(State or other jurisdiction of  (Security and Exchange     (I.R.S. Employer
incorporation or organization)  Commission File Number)   Identification No.)
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           26030 Avenue Hall, No. 5, Valencia, California 91355
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            (Address of Principal Executive Officers)  (Zip Code)

                               Linda Layton
                         26030 Avenue Hall, No. 5
                       Valencia, California 91355
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               (Name and address of agent for service)
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                             (661) 257-8000
        (Telephone number, including area code, of agent for service)
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                  2001 EMPLOYEE STOCK COMPENSATION PLAN
                          (Full Title of the Plan)
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                      Copies of all communications to:
                             Linda Layton, Esq.
                         26030 Avenue Hall, No. 5
                        Valencia, California 91355
                               (661) 257-8000
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                       CALCULATION OF REGISTRATION FEE


                                         Proposed       Proposed
Title of                                 maximum        maximum
securities        Amount                 offering       aggregate    Amount of
to be             to be                  price          offering   registration
registered        registered             per share      price           fee
----------        ----------             ---------     -------        -------
Common            500,000 SHS.             $1.00       $500,000        $279
$.001 par value


(1) Includes an indeterminate number of additional shares that may be issued pursuant to the above employee benefit plan as a result of any future stock split, stock dividend or similar adjustment.
(2) Estimated pursuant to Rule 457(c) solely for purpose of calculating the amount of the registration fee, based upon the average of the high and low prices reported on March 21, 2001, as reported on the OTC Bulletin Board.


REGISTRATION OF ADDITIONAL SECURITIES
-------------------------------------
The Registrant filed with the Securities and Exchange Commission the following Registration Statement on Form S-8 relating to shares of the Registrant's common stock, par value $0.001 per share (the "Common
Stock"), to be offered under the Plan, and the contents of such prior Registration Statement are incorporated by reference in this Registration
Statement:
Registration Statement on Form S-8, filed January 16, 2001 (File
No.333-53726). The Registrant is hereby registering an additional 500,000 shares of Common Stock available for distribution under the Plan. These are securities of the same class as the securities previously registered under the Plan.
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Item 8. EXHIBITS.
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Exhibit
Number      Description
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  5.1       Opinion of Counsel regarding legality

 23.1       Consent of Independent Public Accountants

Consent of Counsel (included in Exhibit 5.1)


                             SIGNATURES
                             ----------
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on the date below.

DATED:  March 21, 2001                        VALCOM, INC.

                                              By /s/ Vince Vellardita
                                            ------------------------------------
                                              Vince Vellardita


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates respectively indicated.

/s/  Vince Vellardita                             Date:  March 21, 2001
--------------------------------
     Vince Vellardita
     Director and President


/s/  Ronald Foster                                Date:  March 21, 2001
---------------------------------
     Ronald Foster
     Director and Secretary

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                              OPINION OF COUNSEL
                               Linda M. Layton
                               Attorney at Law
                            26030 Avenue Hall, #5
                               (661) 257-8000
                           Telefax (661) 257-1780
March 21, 2001
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: Registration and Issuance of Common Stock by ValCom, Inc.
Ladies and Gentlemen,

I have acted as corporate law counsel to ValCom, Inc., a Delaware corporation (the "Company") in connection with the proposed issuance of an additional 500,000 shares of the Company's common stock (the
"Shares"), pursuant to the terms and conditions described in the Company's Registration Statement on Form S-8 dated March 21, 2001.
In connection with this representation, I have examined and relied upon such records and documents as I have deemed necessary as a basis for the opinions expressed below. In such examination, I have assumed, without undertaking to verify the same by independent investigation, (i) as to questions of fact, the accuracy of all representations and certifications of all persons in documents examined by me, (ii) the genuineness of all signatures, (iii) the duly authorized execution and delivery of all documents on behalf of all persons, (iv) the authenticity of all documents submitted to me as originals,
(v) the conformity to originals of all documents submitted to me as copies,
(vii) the accuracy of all official records. I have also relied, as to certain matters of fact, upon representations made to me by officers and agents of the Company.

Based upon and subject to the foregoing, I am of the opinion that;
(1) The Company is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full power to own its properties and carry on its businesses as now being conducted.
(2) The Shares will be, when issued in accordance with terms and conditions described in the Company's Registration Statement duly and validly issued, fully paid and non-assessable under applicable provisions of the Delaware Corporation Law, and the Company's shareholders have no preemptive rights to acquire additional shares of the Company's common stock on account of issuance of the Shares.

                                           Very truly yours,

                                           /s/ Linda M. Layton
                                           --------------------
                                               Linda M. Layton

                     CONSENT OF LINDA M. LAYTON, ESQ.
                     --------------------------------
I consent to the reference to my name under the caption "Legal Matters" in the Registration Statement (Form S-8) of ValCom, Inc. for the registration of shares of its common stock.
Valencia, California
March 21, 2001

                                            /s/ Linda M. Layton
                                            --------------------
                                                Linda M. Layton
                                                Attorney at Law

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                           Jay J. Shapiro, C.P.A.
                        A Professional Corporation
                         16501 Ventura Boulevard
                                 Suite 650
                         Encino, California 91436
                           Tel: (818) 990-4204
                           Fax: (818) 990-4944
March 21, 2001

We consent to the incorporation by reference in the Registration Statement on Form S-8 (2001 Employee Stock Compensation Plan), of our report, dated March 27, 2000, except for Note 9 as to which the date is December 21, 2000, appearing in the Annual Report on Form 10-KSB for the year ended December 31, 1999, on the consolidated financial statements of SBI Communications, Inc. and our review reports on the financial statements submitted in Form 10-QSB for the quarters ended March 31, June 30, and September 30, 2000.

                                 /s/ Jay J. Shapiro, C.P.A. P.C.
                                 -------------------------------
                                     JAY J. SHAPIRO, C.P.A.
                                     a professional corporation